EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214408, 333-188460, and 333-224838) of Ducommun Incorporated of our report dated February 28, 2019 relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 28, 2019